UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2008

IOMEGA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12333	86-0385884
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

10955 Vista Sorrento Parkway, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On April 8, 2008, Iomega Corporation, a Delaware corporation (“we” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EMC Corporation, a Massachusetts corporation (“Parent”), and Emerge Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the terms of the Merger Agreement, Merger Sub has agreed to commence a tender offer (the “Offer”) to purchase up to all of the Company’s outstanding shares of common stock, par value $0.03-1/3 per share (the “Common Stock”), at a price of $3.85 per share in cash, without any interest thereon (the “Offer Price”). Merger Sub is obligated to commence the Offer as promptly as reasonably practicable, with a view to meeting the parties’ mutual objective of commencing the Offer within 10 business days following the date of the Merger Agreement, and to keep the Offer open for at least 20 business days. The consummation of the Offer is subject to customary closing conditions, including, among other things, the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or (subject to certain exceptions) other applicable antitrust, competition or merger control laws and the valid tender of shares of Common Stock representing at least a majority of the aggregate number of shares of Common Stock outstanding, calculated on a fully diluted basis, and other offer conditions set forth in Annex A to the Merger Agreement. In addition, effective upon the initial acceptance for payment by Merger Sub of shares of Common Stock pursuant to the Offer, Parent will be entitled to designate a number of the directors serving on the Company’s board of directors that is proportional to the percentage of the outstanding shares of Common Stock tendered to Merger Sub pursuant to the Offer.

Upon the successful completion of the Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged (the “Merger”) with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each outstanding share of Common Stock, other than shares of Common Stock owned by Parent, Merger Sub, the Company or their subsidiaries immediately prior to the Effective Time, will be converted into the right to receive an amount in cash equal to the Offer Price payable to the holder thereof, subject to any applicable withholding taxes, upon the surrender of the certificate representing shares of Common Stock, in accordance with the terms of the Merger Agreement and in the manner provided therein. In addition, each option to purchase Common Stock that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be assumed by Parent at the Effective Time and shall thereafter represent an option to purchase a number of shares of Parent common stock, at a price per share, calculated in accordance with the terms of the Merger Agreement.

The closing of the Merger is subject to, among other conditions, the adoption of the Merger Agreement by holders of a majority of the outstanding shares of Common Stock, if required by applicable law. However, the Merger Agreement also provides that, subject to certain conditions and limitations, Merger Sub will have an irrevocable option (the “Top-Up Option”), exercisable after the completion of the Offer, to acquire a number of shares Common Stock that, when added to the number of shares of Common Stock owned by Parent, Merger Sub or any of their respective affiliates at the time of the exercise of the Top-Up Option, constitutes one share more than 90% of the number of shares of Common Stock that will be outstanding after giving effect to the exercise of the Top-Up Option, at a price per share equal to the Offer Price. The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur without a meeting of the Company’s stockholders pursuant to the “short-form merger” provisions of the Delaware General Corporation Law.

The Company, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include, among other things, covenants regarding the operation of the business prior to the closing and covenants prohibiting the Company from soliciting, providing information to third parties in connection with or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that would reasonably constitute a proposal superior to the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for each of the Company and Parent. In addition, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $7,500,000.

Concurrently with the execution of the Merger Agreement, certain directors and officers of the Company holding approximately 0.3% of the outstanding shares of Common Stock entered into tender and voting agreements with Parent, a form of which is included as Exhibit A to the Merger Agreement, pursuant to which they have agreed to tender their shares in connection with the Offer and to vote in favor of the Merger. In addition, certain officers of the Company entered into employment agreements with Parent that will become effective upon the closing of the Merger.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached hereto pursuant to applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) in order to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain confidential disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company or any other party. Likewise, any references to materiality contained in these representations and warranties may not correspond to concepts of materiality applicable to investors or security holders. Finally, information concerning the subject matter of these representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

Investors and security holders are cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.

Promissory Note

As described in greater detail below in Item 1.02 under the heading “ExcelStor Purchase Agreement,” prior to executing the Merger Agreement, the Company terminated the ExcelStor Purchase Agreement (as defined below) and paid the Selling Shareholders (as defined below) a termination fee. Pursuant to the terms of the Merger Agreement, Merger Sub delivered to the Company a promissory note (the “Promissory Note”) representing an obligation to pay up to $7,500,000 to the Company as a reimbursement (or partial reimbursement) for the termination fee paid to the Selling Shareholders pursuant to the ExcelStor Purchase Agreement on the termination of. As set forth in detail in 8.15 of the Merger Agreement, the Company will be reimbursed 100%, 50% or 0% of this amount depending on the basis for the termination. In the event that Merger Sub fails to pay the amount provided in the Promissory Note when due in accordance with the terms of the Merger Agreement, the terms of the Promissory Note provide that Merger Sub shall be obligated to pay a pro-rated amount of interest at an annual rate of 18%

Rights Amendment

In connection with the transactions contemplated by the Merger Agreement, the Company and American Stock Transfer & Trust Co. (the “Rights Agent”) entered into an amendment (the “Rights Amendment”) to the Rights Agreement, dated as of July 29, 1999 (the “Rights Agreement”), by and between the Company and the Rights Agent, a copy of which was filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 5, 1999. Pursuant to the Rights Amendment, the Rights Agreement has been amended to provide that neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated by the Merger Agreement will be deemed to result in the occurrence of a Stock Acquisition Date (as defined in the Rights Agreement) or the classification of Parent, Merger Sub or any of their affiliates as an Acquiring Person (as defined in the Rights Agreement).

The foregoing summary of the Rights Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, which is attached hereto as Exhibits 4.1 and incorporated herein by reference.

Important Additional Information for Investors and Security Holders

In connection with the transactions contemplated by the Merger Agreement, the Company intends to file a Schedule 14D-9 with the SEC. Investors and security holders are urged to read the Schedule 14D-9 carefully when it becomes available because it will contain important information about the Company, Parent and the transactions contemplated by the Merger Agreement. The Schedule 14D-9 and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s website located at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of the Schedule 14D-9 and the other relevant materials filed by the Company with the SEC by directing a written request to the Company at Attention: Corporate Secretary, 10955 Vista Sorrento Parkway, San Diego, CA 92130. The Company’s security holders are particularly urged to read the Schedule 14D-9 and the other relevant materials when they become available before making any decisions with respect to the transactions contemplated by the Merger Agreement.

Information about the executive officers and directors of the Company and their ownership of Common Stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 13, 2007. Certain directors and executive officers of the Company may have direct or indirect interests in the transactions contemplated by the Merger Agreement due to, among other things, securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the transactions contemplated by the Merger Agreement. Additional information regarding the Company and Parent and the interests of their respective executive officers and directors in the transaction, as well as any director nominees, will be contained in the Schedule 14D-9 that will be filed by the Company with the SEC.

Item 1.02.	Termination of a Material Definitive Agreement

ExcelStor Purchase Agreement

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2007, the Company previously entered into a Share Purchase Agreement (the “ExcelStor Purchase Agreement”) with Great Wall Technology Company Limited, a People’s Republic of China (“PRC”) company (“GWT”), ExcelStor Group Limited, a Cayman Islands company (“EGL”), ExcelStor Holdings Limited, a British Virgin Islands company (“EHL” and, together with GWT and EGL, the “Selling Shareholders”), ExcelStor Great Wall Technology Limited, a Cayman Islands company (“EGWTL”), and Shenzhen ExcelStor Technology Limited, a PRC company (“SETL”), to acquire from the Selling Shareholders all of the outstanding equity interests in EGWTL and SETL. Pursuant to the terms of the ExcelStor Purchase Agreement, the Company would have issued to the Selling Shareholders, as consideration for the outstanding equity interests in EGWTL and SETL, shares of Common Stock that would represent, in the aggregate, 60% of the fully diluted capitalization of the Company (calculated based on the treasury stock method) as of immediately following the closing of the transaction contemplated by the ExcelStor Purchase Agreement.

Effective on April 8, 2008, prior to the execution of the Merger Agreement, the Company terminated the ExcelStor Purchase Agreement in its entirety pursuant to its rights thereunder pertaining to the Company’s ability to accept an unsolicited proposal relating to a business combination that constituted a proposal superior to the transactions contemplated by the ExcelStor Purchase Agreement. In accordance with the terms of the ExcelStor Purchase Agreement, in connection with such termination, the Company paid the Selling Shareholders a termination fee in an amount equal to $7,500,000.

ExcelStor Rights Amendment

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2007, the Company and the Rights Agent previously entered into an amendment (the “ExcelStor Rights Amendment”) to the Rights Agreement. Pursuant to the ExcelStor Rights Amendment, the Rights Agreement was amended to provide that neither the execution and delivery of the ExcelStor Purchase Agreement nor the consummation of the transactions contemplated thereby would be deemed to result in the occurrence of a Stock Acquisition Date or the classification of any Selling Shareholder as an Acquiring Person. In addition, the ExcelStor Rights Amendment provided that subsequent acquisitions of Common Stock from the Company by the Selling Shareholders and certain transfers of Common Stock by the Selling Shareholders would likewise not trigger any of the rights of Company’s current stockholders provided in the original Rights Agreement.

Effective on April 8, 2008, in connection with the termination of the ExcelStor Purchase Agreement, the Company terminated the ExcelStor Rights Amendment in its entirety pursuant to a Termination Agreement between the Company and the Rights Agent (the “Termination Agreement”).

The foregoing summary of the Termination Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Bonus and Retention Agreement Amendments

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2007, the Company previously entered into Retention Bonus and Amendment of Executive Retention Agreements with each of Jonathan S. Huberman, the Company’s Chief Executive Officer and Vice Chairman, Thomas Kampfer, the Company’s President and Chief Operating Officer, and Preston Romm, the Company’s Chief Financial Officer (the “Bonus and Retention Agreement Amendments”). Pursuant to the Bonus and Retention Agreement Amendments, Messrs. Huberman, Kampfer and Romm would have been entitled to receive, subject to certain conditions, retention bonuses in the amounts described below:

•

Mr. Huberman would have received $1,000,000 payable in equal monthly installments over the 12-month period following the completion of the transactions contemplated by the ExcelStor Purchase Agreement, plus $1,000,000 payable on the third anniversary of the completion of the transactions contemplated by the ExcelStor Purchase Agreement.

•

Mr. Kampfer would have received $466,000 payable in equal monthly installments over the 6-month period following the completion of the transactions contemplated by the ExcelStor Purchase Agreement, plus $186,000, $140,000 and $139,875 payable on the first, second and third anniversaries of the completion of the transactions contemplated by the ExcelStor Purchase Agreement, respectively.

•

Mr. Romm would have received $209,250 payable in equal monthly installments over the 12-month period following the completion of the transactions contemplated by the ExcelStor Purchase Agreement, plus $209,250 payable on the third anniversary of the completion of the transactions contemplated by the ExcelStor Purchase Agreement.

Effective on April 8, 2008, in connection with the termination of the ExcelStor Purchase Agreement, each of the Bonus and Retention Agreement Amendments automatically terminated in its entirety in accordance with its terms.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-Kwith respect to the Rights Amendment, and the information set forth in Item 1.02 of this Current Report on Form 8-K with respect to the termination of the ExcelStor Rights Amendment, is incorporated into this Item 3.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

The information set forth in Item 1.02 of this Current Report on Form 8-Kwith respect to the termination of the Bonus and Retention Agreement Amendments with Messrs. Huberman, Kampfer and Romm is incorporated into this Item 5.02 by reference.

In connection with the execution of the Merger Agreement, Parent requested that Messrs. Huberman and Kampfer nullify and terminate their respective Executive Retention Agreements, each dated as of February 24, 2006 (the “Executive Retention Agreements”), which would have entitled each of them certain financial benefits contingent upon completion of the Merger. As authorized by, and with the consent of, Parent, the Company’s board of directors approved the payment of certain bonuses to Messrs. Huberman and Kampfer in consideration for their agreement to terminate their respective Executive Retention Agreements, effective upon the successful completion of the transactions contemplated by the Merger Agreement. In particular, upon the completion of the Merger, the Company will pay to Mr. Huberman a bonus in an amount equal to $750,000 and will pay to Mr. Kampfer a bonus in an amount equal to $650,000.

In addition, as referenced above in Item 1.01 under the heading “Merger Agreement,” Messrs. Huberman and Kampfer entered into employment agreements with Parent that will become effective upon the closing of the Merger and will be described in greater detail in the Schedule 14D-9 that the Company intends to file with SEC in connection with the transactions contemplated by the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 8, 2008, by and among the Company, EMC Corporation and Emerge Merger Corporation.

4.1	Amendment to Rights Agreement, dated as of April 8, 2008, by and between the Company and American Stock Transfer & Trust Co.

4.2	Termination Agreement, dated as of April 8, 2008, by and between the Company and American Stock Transfer & Trust Co.

Statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Offer, the Merger and the other transactions contemplated by the Merger Agreement. All such statements are based upon information available to us as of the date of this Current Report on Form 8-K, and we disclaim any intention or obligation to update any such statements. Actual results could differ materially from current expectations, based upon various factors, including conditions to the completion of the transactions contemplated by the Merger Agreement, the rights of Parent to terminate the Offer or the Merger, the risk of any material adverse change in the Company’s business prior to the completion of the transactions contemplated by the Merger Agreement, and the right of the Company’s stockholders to accept or reject the transactions contemplated by the Merger Agreement. For a list and description of risks and uncertainties associated with the Company’s business, see the Company’s reports filed from time to time by the Company with the SEC, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOMEGA CORPORATION

By:	/s/ Jonathan Huberman
Jonathan Huberman Chief Executive Officer

Date: April 9, 2008